Exhibit 99.1
 Rapid7 Announces Fourth Quarter and Full-Year 2017 Financial Results

•	Fourth quarter 2017 total revenue of $57.7 million, an increase of 28% year-over-year

•	Full-year 2017 total revenue of $200.9 million, an increase of 28% year-over-year

•	Annualized recurring revenue of $164.9 million, an increase of 36% year-over-year
Boston, MA – February 12, 2018 – Rapid7, Inc. (NASDAQ: RPD), a leading provider of analytics solutions for security and IT operations, today announced its financial results for the fourth quarter and full-year 2017.

“Rapid7 finished a strong 2017 with a great fourth quarter,” said Corey Thomas, President and CEO of Rapid7. “Our end markets are healthy, and our SecOps portfolio is resonating with customers. Security and IT teams are finding that they have more suspicious events on their network than they could possibly investigate and more vulnerabilities than they can patch, and Rapid7 can help provide the visibility, analytics, and automation necessary to prioritize and accelerate remediation and reduction of risk. These strong results were driven across multiple regions and multiple products, and we’re especially pleased with the progression of our subscription transition.”
Fourth Quarter 2017 Financial Results

•	Total revenue for the fourth quarter of 2017 was $57.7 million, an increase of 28% year-over-year.

•	Deferred revenue as of December 31, 2017 was $224.5 million, an increase of 33% year-over-year.

•	Calculated billings for the fourth quarter of 2017 were $93.6 million, an increase of 44% year-over-year.

•	Annualized recurring revenue of $164.9 million, an increase of 36% year-over-year.

•
For the fourth quarter of 2017, GAAP loss from operations was $(13.4) million, compared to GAAP loss from operations of $(9.9) million in the fourth quarter of 2016. For the fourth quarter of 2017, non-GAAP loss from operations was $(7.6) million, compared to non-GAAP loss from operations of $(5.5) million in the fourth quarter of 2016.

•	Adjusted EBITDA was $(6.3) million in the fourth quarter of 2017, compared to an adjusted EBITDA of $(4.6) million in in the fourth quarter of 2016.

•
For the fourth quarter of 2017, GAAP net loss was $(13.0) million or a GAAP loss per share of $(0.30), compared to a GAAP net loss of $(9.8) million or a GAAP loss per share of $(0.23) for the fourth quarter of 2016. For the fourth quarter of 2017, non-GAAP net loss was $(7.6) million or a non-GAAP net loss per share of $(0.17), compared to a non-GAAP net loss of $(5.3) million or a non-GAAP net loss per share of $(0.13) for the fourth quarter of 2016.

•	Cash provided by operating activities was $8.2 million for the fourth quarter of 2017, compared to $7.1 million for the fourth quarter of 2016.

Full-Year 2017 Financial Results

•	Total revenue for the full-year 2017 was $200.9 million, an increase of 28% year-over-year.

•
For the full-year 2017, GAAP loss from operations was $(48.8) million, compared to GAAP loss from operations of $(49.0) million for the same period in 2016. For the full-year 2017, non-GAAP loss from operations was $(26.3) million, an improvement compared to non-GAAP loss from operations of $(29.3) million for the same period in 2016.

•	Adjusted EBITDA was $(21.5) million for the full-year 2017, an improvement compared to adjusted EBITDA of $(25.0) million in the same period in 2016.

•	Cash provided by operating activities was $13.3 million for the full-year 2017, compared to $9.1 million in 2016.
Recent Business Metrics and Highlights

•
Our renewal rate for the fourth quarter of 2017, which includes upsells and cross-sells of additional products and services, was 122%. The expiring renewal rate, which excludes upsells and cross-sells of additional products and services, was 89% in the fourth quarter of 2017.

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•
70% of total revenue in the fourth quarter of 2017 was recurring revenue, which is comprised of content subscriptions, maintenance and support, cloud-based subscriptions, managed services subscriptions, and term licenses, up from 66% in the fourth quarter of 2016. Recurring revenues increased 33% year-over-year for the full-year 2017.

•	84% of total revenue for the fourth quarter of 2017 came from deferred revenue on the balance sheet at the beginning of the quarter.

•
For the fourth quarter of 2017, total revenue from North America increased 30% year-over-year to $49.5 million and comprised 86% of total revenue. Total revenue from international increased 18% year-over-year to $8.2 million and comprised 14% of total revenue for the fourth quarter of 2017. For the full-year 2017, total revenue from North America increased 26% year-over-year to $170.7 million and comprised 85% of total revenue. Total revenue from international increased 35% year-over-year to $30.2 million and comprised 15% of total revenue for the full-year 2017.

•	Ended 2017 with over 7,000 customers, an increase of 13% year-over-year.

•	InsightIDR was recognized as a Visionary in the 2017 Gartner SIEM Magic Quadrant.

•	On December 12, 2017, Rapid7 hosted its first Investors & Analyst Day. Please refer to http://investors.rapid7.com for a webcast replay of the event.

•
On January 25, 2018, Rapid7 announced the pricing of an underwritten public offering of 5.95 million shares, of which 1.5 million were offered by Rapid7, resulting in net proceeds to the company of approximately $30.9 million.

•
For additional details on the reconciliation of non-GAAP measures and certain other business metrics to their nearest comparable GAAP measures, please refer to the accompanying financial data tables posted in this press release.

First Quarter and Full-Year 2018 Guidance
The guidance provided below reflects the impact of ASC 606, which Rapid7 is adopting for its fiscal year 2018 using the modified retrospective transition method. As required by the new standard, Rapid7 will report its financial results under both ASC 606 and the previous standard (ASC 605) for the 2018 transition year. In order to provide additional transparency, in addition to the guidance under ASC 606, this quarter, Rapid7 is providing guidance for revenue and non-GAAP operating loss under ASC 605 for first quarter and full-year 2018, and an estimate of the changes to its guidance resulting from the transition from ASC 605 to ASC 606. Rapid7 believes that providing this additional disclosure will help investors and analysts better understand the impact that the adoption of ASC 606 has on Rapid7’s guidance and reported results.

The reduction in 2018 revenue under ASC 606 relative to ASC 605 is principally due to:

•
a reduction in perpetual software license revenues recognized on a ratable basis in 2018 caused by the extension of the recognition periods from (i) the initial contract term, which has historically been approximately two years, to (ii) the customer’s estimated economic life of five years, and

•
the loss of bundled professional services revenues which were delivered as of December 31, 2017. These professional services revenues were recorded in deferred revenue and were generally recognized ratably over the initial contract term under ASC 605, which could span multiple years. As the professional services were already delivered prior to December 31, 2017 and qualify for separate recognition, no revenue will be recognized under ASC 606 in 2018.

These impacts to revenue are anticipated to be greatest in the first quarter of 2018, and to decrease throughout the year. The actual impact of the adoption of ASC 606 on revenue will depend on the dollar value of our 2018 bookings, the mix of bookings between subscriptions and perpetual software licenses, and the initial contract term of perpetual software license deals.

Expenses under ASC 606 relative to ASC 605 will be reduced primarily as a result of the capitalization and amortization of sales commissions.

Rapid7 anticipates ARR growth of at least 30% for both the first quarter of 2018, and the full-year 2018, and we anticipate first quarter and full-year 2018 results to be in the following ranges:

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First Quarter 2018 Guidance (in millions, except per share data)

							Impact of Adoption
	Under ASC 606			Under ASC 605			of ASC 606
Revenue	$50.1	to	$52.1	$54.6	to	$56.0	$(4.5)	to	$(3.9)
Year-over-year growth				21%	to	24%
Non-GAAP operating loss	$(10.1)	to	$(8.8)	$(7.4)	to	$(6.5)	$(2.7)	to	$(2.3)
Non-GAAP loss per share	$(0.22)	to	$(0.19)
Weighted average shares outstanding			45.1

Full-Year 2018 Guidance (in millions, except per share data)

							Impact of Adoption
	Under ASC 606			Under ASC 605			of ASC 606
Revenue	$225.0	to	$234.0	$239.0	to	$245.0	$(14.0)	to	$(11.0)
Year-over-year growth				19%	to	22%
Non-GAAP operating loss	$(26.0)	to	$(20.0)	$(25.0)	to	$(21.0)	$(1.0)	to	$1.0
Non-GAAP loss per share	$(0.55)	to	$(0.42)
Weighted average shares outstanding			46.4

Guidance for the first quarter and full-year 2018 does not include any potential impact of foreign exchange gains or losses.
Non-GAAP guidance excludes estimates for stock-based compensation expense, amortization of acquired intangible assets, acquisition-related expenses and certain non-recurring items. Rapid7 has provided a reconciliation of historical non-GAAP financial measures to the most comparable GAAP measures in the financial statement tables included in this press release. A reconciliation of non-GAAP guidance measures to the most comparable GAAP measures is not available on a forward-looking basis.

Conference Call and Webcast Information

Rapid7 will host a conference call today, February 12, 2018, to discuss its results at 8:00 a.m. Eastern Time. The call will be accessible by telephone at 800-676-1337 (domestic) or 303-223-4369 (international). The call will also be available live via webcast on the Company’s website at http://investors.rapid7.com. A telephone replay of the conference call will be available at 800-633-8284 or 402-977-9140 (access code 21879552) until February 19, 2018. A webcast replay will be available at http://investors.rapid7.com.
About Rapid7
Rapid7 (NASDAQ:RPD) is trusted by IT and security professionals around the world to manage risk, simplify modern IT complexity, and drive innovation. Rapid7 analytics transform today’s vast amounts of security and IT data into the answers needed to securely develop and operate sophisticated IT networks and applications. Rapid7 research, technology, and services drive vulnerability management, application security, incident detection and response, and log management for more than 7,000 organizations across more than 120 countries, including 52% of the Fortune 100. To learn more about Rapid7 or join our threat research, visit www.rapid7.com.
Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We

rapid7.com

also use certain non-GAAP financial measures as performance measures under our executive bonus plan. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA. We define adjusted EBITDA as net loss before (1) interest income (expense), net, (2) other income (expense), net, (3) provision for (benefit from) income taxes, (4) depreciation expense, (5) amortization of intangible assets, (6) stock-based compensation expense, and (7) certain acquisition-related expenses. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP. There are limitations to using this non-GAAP financial measure, including that other companies may calculate this measure differently than we do, that it does not reflect our capital expenditures or future requirements for capital expenditures and that it does not reflect changes in, or cash requirements for, our working capital and excludes some items that are cash based.

We also monitor operating measures of non-GAAP gross profit, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share. These non-GAAP financial measures exclude the effect of stock-based compensation expense, amortization of acquired intangible assets, certain acquisition-related expenses, and certain non-recurring items. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making. While our non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, you should review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate our business.

Calculated Billings (non-GAAP). Calculated billings is a non-GAAP measure that we define as total revenue recognized in accordance with GAAP plus the change in deferred revenue from the beginning to the end of the period. We consider calculated billings to be a useful metric for management and investors, as a supplement to the corresponding GAAP measure of total revenue, because billings drive deferred revenue, which is an important indicator of the health and visibility of trends in our business, and represents a significant percentage of future revenue. We regularly monitor calculated billings because we believe the measure offers valuable information regarding the performance of our business and will help investors better understand the sales activity and performance of our business for a particular period. With the expansion of our subscription, cloud-based product offerings (InsightVM, InsightIDR, InsightAppSec, and InsightOps) on the Insight platform, the shift of our other products to subscription pricing, and the shift of our sales compensation plans to Annualized Recurring Revenue, we may realize a shortening of our average contract duration, which should be taken into consideration when evaluating calculated billings. Our use of calculated billings has limitations as an analytical tool and should not be considered in isolation or as a substitute for revenue recognition or revenue measurement, or an analysis of our results as reported under GAAP. Also, it is important to note that other companies, including companies in our industry, may not use calculated billings as a measure of their business, may calculate billings differently, may have different billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of calculated billings as a comparative measure.

Annualized Recurring Revenue (ARR). ARR is a non-GAAP measure that we define as the annual value of all recurring revenue related contracts in place at the end of the quarter. ARR should be viewed independently of revenue and deferred revenue as ARR is a performance metric and is not intended to be combined with any of these items.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

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Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our market opportunity, demand for our product and service offerings, expectations regarding our reoccurring revenue and our future financial and business performance for the first quarter and full-year 2018, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, the ability of our products and professional services to correctly detect vulnerabilities, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the quarterly period ended September 30, 2017 filed with the Securities and Exchange Commission on November 8, 2017, and subsequent reports that we file with the Securities and Exchange Commission.  Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.
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Investor contact:
Jeff Bray, CFA
Vice President, Investor Relations
investors@rapid7.com
(857) 990-4074
Press contact:
Caitlin Doherty
press@rapid7.com
(857) 990-4136

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RAPID7, INC.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$51,562	$53,148
Short-term investments	39,178	18,779
Accounts receivable, net	73,661	49,154
Prepaid expenses and other current assets	8,877	9,152
Total current assets	173,278	130,233
Long-term investments	1,102	20,162
Property and equipment, net	8,589	8,088
Goodwill	83,164	75,110
Intangible assets, net	16,640	8,946
Other assets	1,363	764
Total assets	$284,136	$243,303
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,240	$4,012
Accrued expenses	29,728	23,499
Deferred revenue, current portion	155,811	116,903
Other current liabilities	1,706	1,195
Total current liabilities	189,485	145,609
Deferred revenue, non-current portion	68,689	52,160
Other long-term liabilities	1,809	3,496
Total liabilities	259,983	201,265
Stockholders’ equity:
Common stock	441	426
Treasury stock	(4,764)	(4,391)
Additional paid-in-capital	463,428	435,360
Accumulated other comprehensive loss	(39)	(19)
Accumulated deficit	(434,913)	(389,338)
Total stockholders’ equity	24,153	42,038
Total liabilities and stockholders’ equity	$284,136	$243,303

RAPID7, INC.
Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenue:
Products	$34,012	$24,695	$116,748	$89,404
Maintenance and support	12,474	10,366	46,268	37,403
Professional services	11,245	9,973	37,924	30,630
Total revenue	57,731	45,034	200,940	157,437
Cost of revenue:
Products	8,428	3,747	25,583	12,447
Maintenance and support	2,024	1,865	7,491	7,105
Professional services	6,748	6,070	23,836	20,173
Total cost of revenue	17,200	11,682	56,910	39,725
Total gross profit	40,531	33,352	144,030	117,712
Operating expenses:
Research and development	14,102	11,065	50,938	47,955
Sales and marketing	31,427	24,792	111,593	90,524
General and administrative	8,387	7,440	30,293	28,282
Total operating expenses	53,916	43,297	192,824	166,761
Loss from operations	(13,385)	(9,945)	(48,794)	(49,049)
Other income (expense), net:
Interest income (expense), net	190	76	775	131
Other income (expense), net	(36)	(293)	313	(109)
Loss before income taxes	(13,231)	(10,162)	(47,706)	(49,027)
Benefit from income taxes	(227)	(388)	(2,236)	(27)
Net loss	$(13,004)	$(9,774)	$(45,470)	$(49,000)
Net loss per share, basic and diluted	$(0.30)	$(0.23)	$(1.06)	$(1.19)
Weighted-average common shares outstanding, basic and diluted	43,723,696	41,893,762	42,952,950	41,248,473

RAPID7, INC.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Cash flows from operating activities:
Net loss	$(13,004)	$(9,774)	$(45,470)	$(49,000)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	2,324	1,395	7,628	6,725
Stock-based compensation expense	4,803	3,979	19,541	17,316
Provision for doubtful accounts	396	427	905	931
Deferred income taxes	(228)	75	(2,860)	75
Foreign currency re-measurement loss (gain)	46	224	(364)	58
Other non-cash (income) expense	(5)	54	209	222
Changes in operating assets and liabilities:
Accounts receivable	(25,347)	(11,329)	(25,217)	(6,195)
Prepaid expenses and other assets	(675)	(2,447)	(74)	(3,523)
Accounts payable	(1,935)	1,070	(2,257)	1,619
Accrued expenses	5,955	3,185	6,758	1,578
Deferred revenue	35,857	19,800	55,437	38,748
Other liabilities	15	392	(950)	558
Net cash provided by operating activities	8,202	7,051	13,286	9,112
Cash flows from investing activities:
Business acquisition, net of cash acquired	—	—	(14,717)	—
Purchases of property and equipment	(1,318)	(1,192)	(4,824)	(4,499)
Capitalization of internal-use software costs	(406)	—	(1,162)	—
Purchases of investments	(13,506)	(38,976)	(35,190)	(38,976)
Sale and maturities of investments	9,150	—	33,672	—
Increase in restricted cash	(200)	—	(200)	—
Net cash used in investing activities	(6,280)	(40,168)	(22,421)	(43,475)
Cash flows from financing activities:
Deferred business acquisition payment	—	(1,392)	(796)	(1,392)
Payments of capital lease obligations	—	—	—	(68)
Taxes paid related to net share settlement of equity awards	(230)	(288)	(698)	(4,114)
Excess tax benefit from stock-based compensation	—	87	—	87
Proceeds from employee stock purchase plan	—	—	2,914	3,724
Proceeds from stock option exercises	853	406	5,848	2,924
Net cash provided by financing activities	623	(1,187)	7,268	1,161
Effects of exchange rates on cash and cash equivalents	(38)	(263)	281	(203)
Net increase (decrease) in cash and cash equivalents	2,507	(34,567)	(1,586)	(33,405)
Cash and cash equivalents, beginning of period	49,055	87,715	53,148	86,553
Cash and cash equivalents, end of period	$51,562	$53,148	$51,562	$53,148

RAPID7, INC.
GAAP to Non-GAAP Reconciliation (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Total gross profit (GAAP)	$40,531	$33,352	$144,030	$117,712
Add: Stock-based compensation expense[1]	270	165	1,085	610
Add: Amortization of acquired intangible assets[2]	908	444	2,639	1,782
Total gross profit (non-GAAP)	$41,709	$33,961	$147,754	$120,104
Gross margin (non-GAAP)	72%	75%	74%	76%
Gross profit (GAAP) - Products	$25,584	$20,948	$91,165	$76,957
Add: Stock-based compensation expense	94	34	336	76
Add: Amortization of acquired intangible assets	908	444	2,639	1,782
Total gross profit (non-GAAP) - Products	$26,586	$21,426	$94,140	$78,815
Gross margin (non-GAAP) - Products	78%	87%	81%	88%
Gross profit (GAAP) - Maintenance and support	$10,450	$8,501	$38,777	$30,298
Add: Stock-based compensation expense	35	52	247	206
Total gross profit (non-GAAP) - Maintenance and support	$10,485	$8,553	$39,024	$30,504
Gross margin (non-GAAP) - Maintenance and support	84%	83%	84%	82%
Gross profit (GAAP) - Professional services	$4,497	$3,903	$14,088	$10,457
Add: Stock-based compensation expense	141	79	502	328
Total gross profit (non-GAAP) - Professional services	$4,638	$3,982	$14,590	$10,785
Gross margin (non-GAAP) - Professional services	41%	40%	38%	35%
Loss from operations (GAAP)	$(13,385)	$(9,945)	$(48,794)	$(49,049)
Add: Stock-based compensation expense[1]	4,803	3,979	19,541	17,316
Add: Amortization of acquired intangible assets[2]	950	503	2,813	2,438
Add: Acquisition-related expenses[3]	—	—	167	—
Loss from operations (non-GAAP)	$(7,632)	$(5,463)	$(26,273)	$(29,295)
Net loss (GAAP)	$(13,004)	$(9,774)	$(45,470)	$(49,000)
Add: Stock-based compensation expense[1]	4,803	3,979	19,541	17,316
Add: Amortization of acquired intangible assets[2]	950	503	2,813	2,438
Add: Acquisition-related expenses[3]	—	—	167	—
Add: Release of valuation allowance, acquisition-related	—	—	(2,632)	—
Add: Tax adjustment for impact of tax reform	(352)	—	(352)	—
Net loss (non-GAAP)	$(7,603)	$(5,292)	$(25,933)	$(29,246)
Net loss per share, basic and diluted (non-GAAP)	$(0.17)	$(0.13)	$(0.60)	$(0.71)
Weighted-average common shares outstanding, basic and diluted	43,723,696	41,893,762	42,952,950	41,248,473
[1] Includes stock-based compensation expense as follows:
Cost of revenue	$270	$165	$1,085	$610
Research and development	2,017	1,437	7,205	6,054
Sales and marketing	1,062	1,154	5,756	6,607
General and administrative	1,454	1,223	5,495	4,045
[2] Includes amortization of acquired intangible assets as follows:
Cost of revenue	$908	$444	$2,639	$1,782
Sales and marketing	38	39	152	154
General and administrative	4	20	22	502
[3] Includes acquisition-related expenses as follows:
General and administrative	$—	$—	$167	$—

RAPID7, INC.
Reconciliation of Total Revenue to Calculated Billings (Unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Total revenue	57,731	45,034	200,940	157,437
Add: Deferred revenue, end of period	224,500	169,063	224,500	169,063
Less: Deferred revenue, beginning of period	188,643	149,264	169,063	130,317
Calculated billings	$93,588	$64,833	$256,377	$196,183
Reconciliation of Net Loss to Adjusted EBITDA (Unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net loss	$(13,004)	$(9,774)	$(45,470)	$(49,000)
Interest (income) expense, net	(190)	(76)	(775)	(131)
Other (income) expense, net	36	293	(313)	109
Benefit from income taxes	(227)	(388)	(2,236)	(27)
Depreciation expense	1,374	892	4,815	4,287
Amortization of acquired intangible assets	950	503	2,813	2,438
Acquisition-related expenses	—	—	167	—
Stock-based compensation expense	4,803	3,979	19,541	17,316
Adjusted EBITDA	$(6,258)	$(4,571)	$(21,458)	$(25,008)